UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2017

SkyWest, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

444 South River Road St. George, Utah	84790
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (435) 634-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Annual Performance Cash Award Program

On February 8, 2017, the Compensation Committee of the Board of Directors of SkyWest, Inc. (the “Company”) established a new annual performance cash award program (the “Annual Performance Cash Award Program”) under the SkyWest, Inc. 2010 Long-Term Incentive Plan (the “2010 Plan”).  The Annual Performance Cash Award Program provides annual incentive opportunities for the Company’s named executive officers (“Named Executives”) and other key employees designated as participants by the Compensation Committee.  The Annual Performance Cash Award Program is intended to recognize and reward participants who achieve goals that support, and are aligned with, the strategic goals of the Company through the granting of annual cash performance awards. Cash awards granted under the Annual Performance Cash Award Program (the “Performance Cash Awards”) are intended to constitute Performance Cash Awards within the meaning of the 2010 Plan. The Compensation Committee may determine whether Performance Cash Awards granted under the Annual Performance Cash Award Program are intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Target awards under the Annual Performance Cash Award Program for the Named Executives for 2017 will be as follows:  Russell A. Childs, 110% of base salary; and the other Named Executives (each of Robert J. Simmons, Wade J. Steel, Michael B. Thompson and Terry M. Vais), 80% of base salary.  The payout level for each Named Executive’s annual performance cash award under the Annual Performance Cash Award Program will range between 0% and 200% of target (but in no event will a participant’s annual award exceed $5,000,000).

In order for any participant to earn a Performance Cash Award for 2017, the Company must first achieve pre-tax earnings at a threshold level established by the Compensation Committee. If this threshold performance goal is achieved, the Annual Performance Cash Award Program for 2017 will be funded at 200% of the target award for all participants and each participant will be credited with a potential Performance Cash Award equal to his or her maximum award.  The Company is under no obligation to pay out the entire amount funded or credited to participants. A participant’s credited maximum award will then be subject to downward (but not upward) adjustment based on achievement relative to corporate objectives applicable to such participant established by the Compensation Committee for 2017.  For 2017, these corporate objectives include pre-tax earnings and operating performance with “threshold,” “target” and “maximum” performance levels established by the Compensation Committee corresponding to payout levels for each objective.  The Compensation Committee selected the foregoing corporate performance measures because they represent the key financial and operational performance metrics for which the participants are responsible, thereby creating a clear link between participant actions and corporate results.

A participant must generally remain employed through the date of payment of his annual incentive under the Annual Performance Cash Award Program in order to remain eligible to receive such annual incentive, which payment will occur by March 15 of the calendar year following the year to which the annual incentive relates.  However, in the event a participant dies during the performance period, the Company will pay to the participant’s estate his or her target award or, if actual performance would result in an above-target payout, such higher amount.  If a participant’s employment is terminated by the Company without cause or by the participant for good reason during the performance period, the participant will remain eligible to receive his or her award based on actual performance under the program.

The Company expects to make similar annual Performance Cash Awards to the Named Executives under the Annual Performance Cash Award Program and the 2010 Plan for future fiscal years, which will reward achievement at specified levels of corporate performance and will contain target and maximum annual incentives consistent with those disclosed above.  Corporate performance will be measured against corporate goals based on the performance criteria identified above or the other performance criteria described in the 2010 Plan.

A copy of the Annual Performance Cash Award Program will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and is incorporated herein by reference.  The foregoing description of the Annual Performance Cash Award Program is qualified in its entirety by reference to the full text of the Annual Performance Cash Award Program.

Long-Term Awards for 2017

Effective as of February 9, 2017, the Compensation Committee approved long-term awards to each of the Named Executives in the form of restricted stock units and performance shares.  The Compensation Committee adjusted the long-term incentive metrics for performance shares awarded for 2017 to better align the incentive awards with the creation of shareholder value and to align the compensation package of the Named Executives with those of other regional and major air carrier executive compensation programs. Stock options were not issued in 2017, which simplifies the long-term incentive program design and aligns with the industry trend away from stock options. The target grant value of the performance share component represented 60% of each Named Executive’s target grant value and the performance share upside for performance at maximum level will be 200% of target.

The following table summarizes the number and nature of long-term awards granted to the Named Executives by the Company on February 9, 2017 under the 2010 Plan:

		Performance Shares
	RSUs (# of Shares)	Target (# of Shares)	Maximum (# of Shares)

Russell A. Childs	14,521	21,782	43,564
Robert J. Simmons	7,261	10,891	21,782
Wade J. Steel	6,702	10,053	21,106
Michael B. Thompson	5,027	7,540	15,080
Terry M. Vais	5,027	7,540	15,080

The restricted stock units generally vest on the third anniversary of the date of grant, subject to the achievement of a threshold performance objective included in such restricted stock unit awards for Section 162(m) purposes.

The performance shares granted on February 9, 2017, will be eligible to vest based on corporate performance during the three-year performance period ending December 31, 2019.  The Compensation Committee determined that the corporate objectives for purposes of such awards would be pre-tax earnings and return on invested capital actually attained over the three-year performance period. Until the vesting date, the shares underlying the performance shares are not issued and outstanding. Accordingly, the Named Executive is not entitled to vote or receive dividends on the shares underlying his performance shares unless and until those performance shares vest. For these performance awards, the Compensation Committee established threshold, target and maximum performance levels for each of the two corporate performance objectives, with the actual number of performance shares that will vest to be adjusted in proportion to the extent to which the combined actual results varied from the target levels of performance. The performance shares are allocated 60% to the pre-tax earnings objective and 40% to the return on invested capital objective in determining the actual awarded performance shares payable in common stock. Specifically, (i) if pre-tax earnings and return on invested capital are equal to or greater than the “target” levels, then 100% or more of the performance shares will be earned (up to a maximum of 200% of the performance shares) by the Named Executive attributable to each identified target; (ii) if pre-tax earnings and return on invested capital range from the threshold to the target, then 50% to 100% of the performance shares will be earned by the Named Executive attributable to each identified target; and (iii) if pre-tax earnings and return on invested capital are less than the threshold, then no performance shares will be earned by the Named Executive attributable to each identified target. For purposes of the performance shares, in the event of a change in control of the Company prior to December 31, 2019, the performance shares will be converted into a number of “vesting eligible shares” that will vest at the end of the three-year performance period based on the greater of (i) the “target” number of performance shares subject to the award, or (ii) the number of performance shares that would vest if performance had been measured against the corporate performance objectives as of the date of the change in control.

With respect to long-term incentive awards granted to the Named Executives commencing in 2017, such awards will vest on an accelerated basis under certain circumstances. Specifically, restricted stock unit awards granted to the Named Executives will vest on an accelerated basis (i) in the event of the Named Executive’s involuntary termination without cause or resignation for good reason (although such vesting will be subject to the achievement of a threshold performance objective included in such restricted stock unit awards for Section 162(m) purposes unless such termination occurs within 24 months following a change in control of the Company), or (ii) in the event of the Named Executive’s death. Performance share awards granted to the Named Executives will vest on an accelerated basis (i) in the event of the Named Executive’s death prior to a change in control, as to the “target”

number of performance shares subject to the award on the date of death and as to any incremental performance shares above “target” based on the Company’s actual performance relative to the corporate performance objectives under such award at the end of the three-year performance period (or, if earlier, a change in control of the Company), (ii) in the event of the Named Executive’s death following a change in control, any “vesting eligible shares” (as described below) will vest upon the date of death, (iii) in the event of the Named Executive’s involuntary termination without cause or resignation for good reason, in each case prior to a change in control, the Named Executive will remain eligible to vest in such number of performance shares as ultimately vest based on the Company’s actual performance relative to the corporate performance objectives under such award at the end of the three-year performance period (or, if earlier, a change in control of the Company), which vesting will be pro-rated for the portion of the performance period that has elapsed prior to the date of termination, or (iv) in the event of the Named Executive’s involuntary termination without cause or resignation for good reason, in each case following a change in control, any vesting eligible shares will vest upon the date of such termination.

A copy of the form of Restricted Stock Unit Award Agreement and the form of Performance Share Award Agreement will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and are incorporated herein by reference.  The foregoing description of the form of Restricted Stock Unit Award Agreement and the form of Performance Share Award Agreement is qualified in its entirety by reference to the full text of such forms of award agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWest, Inc.

By:	/s/ Robert J. Simmons
	Name:	Robert J. Simmons
	Title:	Chief Financial Officer

Date: February 14, 2017